EXHIBIT 32(B)

                                CERTIFICATION OF
                           PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350*

    In connection with the accompanying Quarterly Report on Form 10-Q of Reeves Telecom Limited Partnership (the "Partnership") for the period ended June 30, 2003 (the "Report"), I, Davis P. Stowell, Vice President of Grace Property Management, Inc., the general partner of the Partnership, acting in the capacity and carrying out the responsibilities of the chief financial officer of the Partnership (Principal Financial Officer), hereby certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

A signed original of this written statement required by Section 906 has been provided to Reeves Telecom Limited Partnership and will be retained by Reeves Telecom Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 12, 2003                     By:  /s/ DAVIS P. STOWELL
                                               ------------------------------
                                               Davis P. Stowell
                                               Vice President, acting in the
                                                    capacity and carrying out
                                                    the responsibilities of the
                                                    chief financial officer of
                                                    Reeves Telecom Limited
                                                        Partnership